Exhibit 99

Joint Filer Information
Name:	Gale Tobin

Address:	40 Bassano Road
Toronto, Ontario M5X-1A9

Issuer & Ticker Symbol:	Guardian Technologies International, Inc. -- GDTI.OB

Date of Earliest Transaction
Required to be Reported:	[For Form 3] 10/19/03 [For Form 4] 2/13/04

Signature:	/s/ Gale Tobin
Gale Tobin

Name:	Tobin Family Trust

Address:	40 Bassano Road
Toronto, Ontario M5X-1A9

Issuer & Ticker Symbol:	Guardian Technologies International, Inc. -- GDTI.OB

Date of Earliest Transaction
Required to be Reported:	[For Form 3] 10/19/03
[For Form 4] 2/13/04

Signature:	TOBIN FAMILY TRUST

By: /s/ Morrie Tobin
Morrie Tobin